CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use of our report dated February 14, 1997, except for Note 2, which is as of March 21, 1997, on our audit of the financial statements of Zap Power Systems, included in the registration statement on Form SB-2 in connection with the offering of common stock of Zap Power Systems. We also consent to the reference to our Firm under the caption "Experts".




                                           /s/ MOSS ADAMS LLP

Santa Rosa, California
November 24, 1997